Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, New York 10022 troutman.com

January 12, 2022

Interpace Biosciences, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

Re:	Registration Statement on Form S-1 (File No. 333-261504) of Subscription Rights to Purchase Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Interpace Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-261504), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 3, 2021, as amended on January 3, 2022 and again on January 7, 2022 and declared effective on January 12, 2022 (the “Registration Statement”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Act of (i) 5,600,060 non-transferable subscription rights (the “Subscription Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and holders of record of outstanding warrants issued by the Company on February 13, 2015, May 4, 2016, October 19, 2016, March 31, 2017, August 9, 2017 and January 30, 2018, and (ii) the 4,200,045 shares of Common Stock issuable upon the exercise of the Subscription Rights (the “Subscription Shares”).

In our capacity as counsel, you have requested that we render the opinions set forth in this letter and we are furnishing this opinion letter to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission; (ii) the Company’s certificate of incorporation, as amended to date; (v) the Company’s bylaws, as amended to date; (vi) resolutions of the board of directors of the Company (the “Board”) relating to the Rights Offering and; (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) any certificates representing securities to be issued pursuant to the Rights Offering, as applicable, will be duly executed and delivered. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Interpace Biosciences, Inc. January 12, 2022 Page 2

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Subscription Rights have been duly authorized and, when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and by requirements of materiality, reasonableness, good faith and fair dealing; or (c) the laws in any jurisdictions where the Rights Offering is not qualified or such actions are prohibited; and

2. The Subscription Shares have been duly authorized and, when issued and delivered by the Company in accordance with and in the manner described in the Registration Statement and upon receipt by the Company of the consideration therefor upon due exercise of Subscription Rights as provided therein, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP